                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                            EASTMAN CHEMICAL COMPANY
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

For Immediate Release

EASTMAN RECEIVES FAVORABLE IRS RULING

         KINGSPORT, Tenn., Nov. 8, 2001 - Eastman Chemical Company (NYSE:EMN) today announced that it has received a favorable ruling from the Internal Revenue Service regarding the tax-free status for the previously announced plan for a spin-off by which Eastman Chemical will be separated into two independent, publicly traded companies -- Eastman Company and Voridian Company.

         Under this ruling, shares of Eastman Company can be distributed tax-free to the shareowners of Eastman Chemical. As announced earlier, the name of Eastman Chemical will then be changed to Voridian Company when the spin-off becomes effective.

         "We are pleased to receive the favorable ruling from the IRS," said Jim Rogers, CFO. "This favorable ruling is an important step in our progress toward Eastman Chemical becoming two separate companies."

         "The closer we get to the actual spin-off date at year-end, the more excited we become about the potential for success for both Eastman Company and Voridian Company," Rogers said. "It's clear that the ability to focus on distinct strategies will better position both companies for growth."

         Voridian Company will consist of the PET polymers for container plastics, acetate fibers and polyethylene businesses of the current Eastman Chemical. Allan Rothwell will head up that company as CEO.

         Brian Ferguson will be CEO of Eastman Company, which will consist of the specialty chemicals and plastics businesses of what is now Eastman Chemical.

         The spin-off has been approved by Eastman Chemical's Board of Directors and will be considered and voted upon by Eastman Chemical shareowners at a special meeting in late December. The definitive proxy statement for the special meeting is expected to be distributed to Eastman Chemical shareowners within the next several days. The definitive proxy statement will also be made available at that time on Eastman Chemical's Web site at www.eastman.com in the investor information section and on the Securities and Exchange Commission's Web site at www.sec.gov. The definitive proxy statement will contain important information about the special meeting and the spin-off and should be read by shareowners when it becomes available.

         With headquarters in Kingsport, Eastman Chemical manufactures and markets chemicals, fibers and plastics. The company has approximately 16,500 employees in 30 countries and had 2000 sales of $5.3 billion. To learn more about Eastman Chemical and its products, visit www.eastman.com.

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